                                                                   EXHIBIT 10(A)

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 1
                                     TO THE
                  MARKETING, DISTRIBUTION AND SUPPLY AGREEMENT

     This Amendment No. 1 ("Amendment") is made as of September 26, 2007, to the Marketing, Distribution and Supply Agreement ("Agreement") dated as of January 12, 2006 by and between DUSA Pharmaceuticals, Inc., a New Jersey corporation having a principal office and place of business at 25 Upton Drive, Wilmington, Massachusetts, USA 01887 (hereinafter referred to as "DUSA") and Stiefel Laboratories, Inc., a Delaware corporation having a principal office and place of business at 255 Alhambra Circle, Site 1000, Coral Gables, Florida, USA 33134 (hereinafter referred to as "STIEFEL")

     WHEREAS, the Parties wish to amend the Agreement as more fully set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Lease and this Amendment, and for good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows:

1. All capitalized terms used herein, unless otherwise defined herein, are defined in the Agreement.

2. The fifth "WHEREAS" clause shall be amended to read as follows:

     WHEREAS, the Parties also wish to memorialize the understanding between them with respect to DUSA's grant to STIEFEL of a license to use the DUSA Trademarks on the Products in connection with the marketing and sale of the Product in the Territory under the terms and conditions of the Agreement.

3. Paragraph 1.3 of the Agreement (definition of "Approved Price") shall be deleted in its entirety and replaced with the following:

     1.3 INTENTIONALLY OMITTED.

4. The definition of "Approved Product" as set forth in Section 1.4 shall be revised to read as follows:

     1.4 "Approved Product" shall mean any Product that shall have been granted all necessary approvals by the required Regulatory Authorities to allow STIEFEL, the exclusive right to distribute, promote and sell the Product in any country in the Territory pursuant to the terms of this Agreement.

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Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

5. Paragraph 1.13 of the Agreement shall be amended to read as follows:

     1.13 FIELD" shall mean [C.I.] uses of the Products for [C.I.] dermatology indications.

6. Paragraph 1.15 of the Agreement (definition of "Fiscal Year") shall be deleted in its entirety and replaced with the following:

     1.15 INTENTIONALLY OMITTED.

7. Paragraph 1.28 shall be amended to read as follows:

     1.28 "PRICING APPROVAL" shall mean STIEFEL's receipt from CMED of Registration of the [C.I.] price allowed to market and sell the Product in Brazil within the time period stated in Section 2.4 below at a price of not less than [C.I.] per unit which price is [C.I.] of the [C.I.] government taxes to be paid [C.I.].

8. Paragraph 1.32 shall be amended to read as follows:

     1.32 "REGISTRATION" means the regulatory approvals of any applicable Regulatory Authorities issued in STIEFEL's name, and necessary to permit the commencement of the marketing and sale of the Product in any country in the Territory pursuant to the terms and conditions of this Agreement.

9. Paragraph 1.35 shall be amended to read as follows:

     1.35 "SPECIFICATIONS" of Product means the specifications for the Product as approved by the FDA. The Specifications may be amended from time to time by [C.I.] and as specifically requested by the applicable Regulatory Authorities.

10. Paragraph 1.39 shall be amended as follows:

     1.39 "TERRITORY" shall mean the following countries: Argentina, Brazil, Bolivia, Chile, Colombia, Costa Rica, Ecuador, El Salvador, Guatemala, Honduras, Mexico, Nicaragua, Panama, Peru, Dominican Republic, Venezuela, Jamaica (including the Cayman Islands), Barbados (including all surrounding islands including, but not limited to St. Lucia, Tortola, St. Vincent, Granada, Bahamas, Aruba, Bonaire, Curacao, Trinidad, Tobago, Bermuda, Belize), Paraguay, and Uruguay.

11. Paragraph 2.1 shall be amended to delete reference to "7.1(a)(i)" and replace with "7.2(a)."

12. Paragraph 2.2(a) shall be amended to read as follows:

     Subject to Section 7.1, STIEFEL shall use its Commercially Reasonable Efforts to

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     vigorously distribute, sell and promote the sale of the Product in the Field within and throughout the Territory [C.I.] so as to maximize sales in each country in the Territory beginning [C.I.] after the date of this Agreement, provided that in the event that STIEFEL is legally prohibited from selling the Product until Registration for the Product is obtained, then STIEFEL shall begin distribution and promotion of the Product in each country in the Territory no later than [C.I.] days after obtaining the Registration (and in the case of Brazil, also the Pricing Approval) from the appropriate Regulatory Authority in each of the respective countries in the Territory.

13. Paragraph 2.2(f) shall be deleted in its entirety and replaced with the following:

     DUSA shall provide to STIEFEL, [C.I.], the number of samples and demonstration units (Kerastick units without active ingredient) in the quantity of Products more fully set forth on Schedule B, a copy of which is attached hereto and made a part hereof. STIEFEL shall purchase from DUSA all samples [C.I.] at the transfer price of [C.I.] per unit. STIEFEL shall purchase from DUSA all demonstration units [C.I.] at a price of [C.I.] per box of six (6) units.

14. Paragraph 2.4 (and its sub-parts) shall be deleted in its entirety and replaced with the following:

     2.4 Milestone Payments; Rights of Termination Relating to Pricing Approval.

          2.4.1 Milestone Payment for all countries in the Territory except Brazil.

     (a) STIEFEL shall pay DUSA within [C.I.] days of the Launch Date of the Product in Mexico or Argentina, whichever occurs first, a non-refundable, non-creditable payment of Three Hundred Seventy-Five Thousand U.S. Dollars (U.S. $375,000).

     Within [C.I.] days after the total cumulative number of units of Product ordered hereunder by STIEFEL and shipped by DUSA to STIEFEL exceeds One Hundred Fifty Thousand (150,000) units, STIEFEL shall make a non-refundable, non-creditable payment of Three Hundred Seventy-Five U.S. Dollars (US $375,000).[C.I.]

     (b) Within [C.I.] days after the total cumulative number of units of Product ordered hereunder by STIEFEL and shipped by DUSA to STIEFEL exceeds Three Hundred Thousand (300,000) units, STIEFEL shall make a non-refundable, non-creditable payment of Three Hundred Seventy-Five Thousand U.S. Dollars (US $375,000).

          2.4.2 Milestone Payment for Brazil.

     (a) Within [C.I.] days of STIEFEL's receipt of the Pricing Approval, STIEFEL shall pay a non-refundable, non-creditable payment of Three Hundred Seventy-Five Thousand Dollars (US $375,000).

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Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     (b) Within [C.I.] days after the total cumulative number of units of Product sold in Brazil by STIEFEL exceeds One Hundred Fifty Thousand (150,000) units, STIEFEL shall make a non-refundable, non-creditable payment of Three Hundred Seventy-Five Thousand U.S. Dollars (U.S.$375,000) to DUSA.

     (c) Within [C.I.] days following the total cumulative number of units of Product sold in Brazil by STIEFEL exceeds Three Hundred Thousand (300,000) units, STIEFEL shall make a non-refundable, non-creditable payment of Three Hundred Seventy-Five Thousand Dollars (US$375,000) to DUSA.

          2.4.3 Rights of Termination Relating to Pricing Approval

     (a) If STIEFEL (i) does not receive appropriate Pricing Approval for Brazil, or (ii) fails to receive approval with [C.I.] days of Registration and negotiations with CMED, a CMED appeal and/or other legal processes relating to Pricing Approval are not ongoing, STIEFEL shall have the right to terminate this Agreement as it relates to Brazil only, and its obligation under Section 2.4.2 above shall also immediately terminate. STIEFEL's exercise of its right under this
          Section 2.4.3 shall not by itself give rise to any claim by DUSA. In the event STIEFEL elects to terminate pursuant to this Section 2.4.3 or otherwise, STIEFEL shall maintain any Registration for the Product, for Brazil or any other country in the Territory, until DUSA is able to transfer or assign such Registration to another Third Party or to itself. DUSA shall be responsible [C.I.] involved with STIEFEL's maintaining of the Registration and [C.I.]. It is understood and agreed that DUSA shall be responsible [C.I.] in connection with the CMED Pricing Approval process to date and STIEFEL shall be responsible [C.I.]. On an on-going basis, with respect to the effort to receive acceptable Pricing Approval, the Parties agree that DUSA shall be responsible for [C.I.] and STIEFEL shall [C.I.]. Should the current process not be successful as determined by the Parties, acting in good faith, then the executives of the Parties named in Section 4.5 of this Amendment shall meet promptly to discuss whether to proceed to the judiciary process and [C.I.] incurred for such judiciary process. If STIEFEL elects not to proceed with the judiciary process, then it may exercise its rights under this Section 2.4.3.

     (b) If STIEFEL fails to receive Pricing Approval from CMED within [C.I.] days of Registration and negotiations with CMED, a CMED appeal and/or other legal processes relating to Pricing Approval are not ongoing, DUSA may elect to terminate this Agreement as to Brazil only. In such event, (i) STIEFEL shall maintain any Registration for the Product until DUSA is able to transfer or assign such Registration to another Third Party or to itself [C.I.]; and STIEFEL shall cooperate with DUSA to effect such transfer or assignment, and (ii) STIEFEL shall [C.I.] to DUSA for any Product and [C.I.] on purchase orders submitted to DUSA [C.I.].

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

15. The heading of Section 4. shall be amended to read as follows:

     4. REGISTRATIONS, PHARMACOVIGILANCE AND RECALL.

16. Section 4.1 (and its sub-parts) and Section 4.2 shall be deleted in their entirety and replaced with the following:

     4.1 Approval and Maintenance.

     (a) DUSA shall, [C.I.], use Commercially Reasonable Efforts to prepare the documents necessary for STIEFEL's submission to the Regulatory Authorities in Brazil for Registration of the Product for the treatment of Actinic Keratoses. [C.I.] shall [C.I.] for [C.I.] incurred on or after the Effective Date, including but not limited to, [C.I.] and [C.I.], in connection with seeking Registration in Brazil. Subject to Section 7.1 and the terms and conditions of the Safety Data Exchange Agreement defined below, [C.I.] shall be responsible for [C.I.] relating to such Registration. [C.I.] shall be responsible for [C.I.] incurred prior to the Effective Date in connection with seeking Registration in Brazil. Should DUSA receive FDA approval for the Product for an indication other than Actinic Keratoses, or wish to sell a new indication in the Territory, DUSA shall provide to STIEFEL copies of the relevant portions of the new drug application, in English, so that STIEFEL can translate and convert such information into the appropriate format for submission to the Regulatory Authorities in the Territory. Nothing herein shall be deemed to require DUSA to conduct any clinical development activities relating to use of the Product for Actinic Keratoses or any other indication, nor permit STIEFEL to undertake any such activities without the prior written consent of DUSA.

     (b) STIEFEL shall, [C.I.] following the Effective Date, prepare, file, seek and maintain Registration in Brazil, which shall include, but not be limited to, the naming of [C.I.] and developing and implementing document standard operating procedures required to support the Product's Registration.

     (c) For other countries in the Territory with respect to Actinic Keratoses and/or other indications in the Field in all countries in the Territory, STIEFEL shall, [C.I.], use [C.I.] to prepare, file, seek and maintain applications for Registration, by translating and converting DUSA's clinical, scientific and manufacturing proprietary information into the appropriate format required for submission to Regulatory Authorities in the Territory for Registration of the Product. DUSA shall provide STIEFEL, with copies of existing clinical and chemistry, manufacturing and controls data to support any Registration. STIEFEL shall [C.I.], on or after the Effective Date in connection with seeking these approvals.

     (d) For clarity, [C.I.] shall mean all [C.I.] (including [C.I.]) incurred by a Party or any of its Affiliates in accordance with GAAP during the term and pursuant to this

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Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

          Agreement in connection with the preparation of regulatory submissions for the Product, the obtaining and maintenance of Registrations, and compliance with Registrations and requirements of such Regulatory Authorities needed to effect such Registration. [C.I.] shall report to [C.I.] within [C.I.] days after the end of each calendar [C.I.] with regard to Regulatory Costs incurred during such calendar [C.I.] (except for [C.I.] after the Effective Date relating to Registration in Brazil which have [C.I.]). Such report shall specify in reasonable detail to allow STIEFEL to verify same all expenses incurred during such [C.I.], and such report shall be accompanied by invoices or other appropriate supporting documentation for any payments to Third Parties. The Parties shall seek to resolve any questions related to such accounting statements within [C.I.] days following receipt by STIEFEL of DUSA's report hereunder and payment shall be made within [C.I.] days of STIEFEL's receipt of such report.

     (e) The Parties shall execute a pharmacovigilance agreement, i.e., the Safety Data Exchange Agreement ("SDEA") in the form attached hereto as Schedule E and made a part hereof, concurrent with the signing of this Amendment by both Parties,.

     4.2 Pharmacovigilance and Recall. The Parties agree to be abide by and be bound to the terms of the SDEA, as stated in Section 4.1 (e) above.

17. Paragraph 4.3 of the Agreement shall be deleted in its entirety and replaced with the following:

     4.3 INTENTIONALLY OMITTED.

18. Sections 4.4 and Section 4.5 shall be deleted in their entirety and replaced with the following:

     4.4 Cooperation

     (a) The Parties shall assist each other and cooperate in determining the optimal form of, and the necessary information to be included in applications for Registration of the Product in the Territory so that the preparation, filing, submission and maintenance of Registrations in the Territory are handled timely and as efficiently as reasonably possible. STIEFEL shall not submit any Registration to a Regulatory Authority without the prior written approval of DUSA, which shall not be unreasonably withheld, conditioned or delayed.

     (b) From time to time, each party shall provide the other Party with a status of its efforts in attempting to obtain Registration for the Product in each country in the Territory.

     4.5  Communications; Regulatory Inspections and Notifications. The Parties


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that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

          recognize that due to the rules and regulations of the Regulatory Authorities in the Territory, the certificates of registration will, in most, if not all, countries of the Territory, be issued in STIEFEL's name. STIEFEL acknowledges and agrees that substantially all of the information, including without limitation, the scientific, clinical, chemistry, manufacturing and control information is proprietary information of DUSA's. STIEFEL shall not submit any non-routine response to an inquiry from a Regulatory Authority in the Territory, or any amendments or supplements to the Registrations without the prior written consent of DUSA which shall not be unreasonably withheld. The Parties agree to cooperate with each other in order to comply with all laws, rules and regulations of the Regulatory Authorities in the Territory, however if they disagree on a response to any inquiry from a Regulatory Authority in a particular country, the [C.I.] for Latin America for STIEFEL and the Executive [C.I.] for DUSA, or their respective successors, shall meet promptly in order to try to resolve their differences regarding the regulatory matter. If such officers are unable to resolve the regulatory issue at hand, DUSA shall have the final decision-making authority with respect to such matter, however, [C.I.] shall have the right, without being deemed [C.I.] the Agreement, to then [C.I.] in such country, provided that [C.I.] by its obligations hereunder with respect to [C.I.] of any [C.I.] Registration or Registration in such country, and the Parties shall meet in good faith to consider modifications [C.I.] under the Agreement which may be impacted as a result of [C.I.], including, but not limited to, [C.I.]. DUSA and STIEFEL each shall notify the other within [C.I.] (or, if such [C.I.] period ends on a non-business day, then prior to noon on the next following business day) of receipt of any notice of any governmental agency inspection, investigation or other inquiry, or other material governmental notice or communication, in each case which relates to the marketing, promotion, distribution and/or detailing of the Product during the term of this Agreement. STIEFEL and DUSA shall discuss any response to observations or notifications received in connection with any such inspection, investigation or other inquiry and each shall give the other an opportunity to comment upon any proposed response before it is made. In the event of disagreement concerning the form or content of such response, however, the executive officers of each Party named above shall meet promptly in order to try to resolve their differences. If such officers are unable to resolve the regulatory issue at hand, DUSA shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities and STIEFEL shall be responsible for deciding the appropriate form and content of any response with respect to any of its cited activities. Each Party will provide the other Party with copies of all correspondence received by it from, or filed by it with any Regulatory Authority to the extent pertaining to the Product or its marketing, promotion or detailing.

19. The following shall be added to the end of Section 7.1 - "In the event that DUSA effects any change in the manufacturing of the Product (whether that be internal or with a Third-Party) which necessitates a regulatory submission to any Regulatory Authority in the Territory, the


                                                                          PAGE 7

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Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

[C.I.] (as defined in Section 4.1(d)) associated with such regulatory submission shall [C.I.]:

     (a) if the change is initiated [C.I.] shall [C.I.] of such regulatory submissions;

     (b) if the change is i) initiated [C.I.], ii) made upon the [C.I.] of the Parties, or iii) is initiated [C.I.], then [C.I.] shall [C.I.] of such regulatory submission [C.I.] and [C.I.] shall [C.I.] of such regulatory submissions [C.I.]."

20. Section 7.2(a) shall be revised by replacing all references to Section 7.1(a)(ii) with Section 7.2(a)(ii) and shall revise the first phrase of Section 7.2(a) to read as follows:

     STIEFEL shall purchase, no less than the Minimum Number of Units of the Product at the Purchase Price Per Unit during the applicable Time Period (as such terms are defined on Schedule B) (the "MINIMUM PURCHASE OBLIGATIONS"). For purposes of clarity, the [C.I.] royalty used in calculating the Purchase Price Per Unit shall be based on Net Selling Price for the preceding quarter.

21. The first sentence of Section 7.3(a) shall be amended to read as follows:

     Within [C.I.] prior to any Registration relating to the Product, STIEFEL shall provide DUSA with a forecast of STIEFEL's quantity requirements for the applicable commercial launch of the Product and the [C.I.] period following such launch.

22. The first sentence of Section 7.3(b) shall be revised to delete reference to "[C.I.]" and to replace with "[C.I.]"; and to add the following as the last sentence - "All orders shall be placed in [C.I.]."

23. Section 7.3(e) shall be revised to include the following sentence at the end of such section:

     However, DUSA shall use Commercially Reasonable Efforts to meet an increase in demand by STIEFEL, but any DUSA failure to meet such increase shall not be deemed a breach of this Agreement.

24. Section 7.3(g) shall be revised to delete reference to "FOB" and to replace with "EX-WORKS".

25. Section 7.3(i) shall be added as follows: "As part of placing each order for the Product, and due to differing label requirements in the various countries in the Territory, STIEFEL shall indicate in writing the country in the Territory where such ordered Product is intended to be sold. Product purchased as being indicated for sale in a given country shall not be sold in any other country."

26. Section 8.1 shall be deleted in its entirety and replaced with the following:


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Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     (a) Payment of Transfer Price. Subject to Section 7.3(a), STIEFEL shall pay the transfer price portion of the Purchase Price Per Unit (as set forth on Schedule C hereto) for the quantities of Product ordered within [C.I.] days of the date of invoice submitted by DUSA, provided that DUSA [C.I.] the Product has been delivered to STIEFEL pursuant to
          Section 7.3(g).

     (b) Royalty Reports and Payments. Within [C.I.] after the end of each [C.I.] (or portion thereof) beginning with the first [C.I.] ending after the Launch Date, STIEFEL shall deliver to DUSA a report, giving such particulars of the Product sold by STIEFEL and its Affiliates and subdistributors under this Agreement during such [C.I.]. This report shall set forth in reasonable detail sufficient to perform an accounting of royalties due to DUSA under this Agreement. Within [C.I.] days after the end of each [C.I.] (or portion thereof) beginning with the first [C.I.] after the Launch Date (i.e., [C.I.]) a copy of the report shall be accompanied by payment of the royalty for [C.I.]. Following the end of each calendar year, the Parties shall reconcile (true-up) any adjustments in the last payment of each year. These shall include at least the following, separately stated as to the Product:

               (i) the quantity of the Product invoiced by STIEFEL and its Affiliates, and subdistributors during [C.I.] and the billings therefor by country in the Territory;

               (ii) the calculation of royalties thereon; and

               (iii) STIEFEL's then current inventory of the Product.

     (c)  Records and Audits.

               (i) Records. STIEFEL shall keep or cause to be kept, and shall cause its Affiliates and subdistributors to keep, such records as are necessary to determine accurately, in a manner consistent with GAAP and this Agreement, the royalties due to DUSA under this Agreement.

               (ii) Audit. Such records shall be retained by STIEFEL, and STIEFEL shall cause its Affiliates and subdistributors to retain (in such capacity, the "Recording Party") for three (3) calendar years and, once during any applicable calendar year (unless otherwise required by securities law or regulations) upon ten
               (10) business days prior written notice from DUSA, such records shall be made available for inspection, review, and audit, and during normal business hours, by an independent public accounting firm appointed by DUSA for the sole purpose of verifying the Recording Party's accounting reports and payments made or to be made pursuant to this Agreement. Such independent public accounting firm shall execute a Confidential Disclosure Agreement, which is deemed acceptable to STIEFEL, substantially in the form attached hereto as Exhibit A, and


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that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

               made a part hereof, to protect STIEFEL's, or its Affiliates', or subdistributors' respective Confidential Information. The results of each inspection, if any, shall be binding upon both Parties. Any underpayment or overpayment determined by such inspection shall be paid [C.I.] after the delivery of the accountant's report to the Parties.

     (d) Confidential. Such independent accounting firm shall not reveal to the Party seeking verification the details of its review, except for such information as is required to be disclosed under this Agreement, and such details shall be treated as Confidential Information. Each Party agrees to hold in strict confidence all information concerning payments and reports, and all information learned in the course of any audit or inspection (and not to make copies of such reports and information), except to the extent necessary for such Party to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order.

     (e) Costs of Audits. The results of each inspection, if any, shall be binding on both Parties. DUSA shall [C.I.] that in the event where the [C.I.] to the detriment [C.I.] of more than [C.I.] of the amount of any such payment, then STIEFEL shall [C.I.].

     (f) Foreign Exchange. The rate of exchange to be used in computing the royalty amounts of currency equivalent in United States dollars due DUSA shall be made at the Wall Street Journal published rate as of the last business day of the relevant calendar quarter.

     (g) Tax Withholding. In the event that any country in the Territory assesses a withholding tax, tariff, duty, levy, or other similar charge against any payments to be made by STIEFEL to DUSA pursuant to this Agreement("Taxes") such Taxes shall be paid in the first instance [C.I.] the [C.I.] under this Agreement. If for any reason [C.I.] has not [C.I.] such Taxes, and DUSA becomes obligated [C.I.], then DUSA shall [C.I.] for such Taxes [C.I.] in accordance with Section 8.1(a) above. DUSA shall secure and promptly send to STIEFEL [C.I.] or [C.I.] by DUSA for the benefit of STIEFEL. The Parties shall cooperate reasonably with each other to ensure that any amounts required to be [C.I.] are reduced in amount to the fullest extent permitted by law. [C.I.] shall be made, or a [C.I.] shall be [C.I.], if STIEFEL furnishes a document from the appropriate tax authorities to DUSA certifying that the payments are exempt from withholding Taxes or subject to reduced tax rates, according to the applicable convention for the avoidance of double taxation.

     (h) Method of Payment. All payments shall be made in United States dollars, by wire transfer, preferably Automated Clearing House ("ACH"), of immediately available funds [C.I.].

27. Section 8.4 shall be deleted in its entirety and not replaced.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

28. Section 9.4(d) - the last sentence shall be revised to read as follows:

     In the event that [C.I.] Product is required, it shall be [C.I.] unless otherwise agreed to in writing by STIEFEL.

29. Section 11.2 shall be revised to add the following language to the end of such section:

     but all such improvements, to the extent they relate to the Product, shall be considered part of the grant made to STIEFEL herein pursuant to Sections 2 and 3.1; provided, however, that if the [C.I.] such improved Product is [C.I.] the Product [C.I.] improved Technical Information, the grant shall be [C.I.].

30. Section 18.2(d) shall be revised to delete references to Sections 7.1(a)(ii) and 2.4(c) and replace them with Sections 4.5 (but only as it relates to a particular country in the Territory in which STIEFEL will be assigning or transferring a Registration to DUSA or its designee), 7.2(a)(ii) and 2.4.3(a), respectively.

31. Section 18.2(e) shall be revised to delete reference to Section 2.4(b) and replace with Section 2.4.3(b).

32. Section 18.2(g) shall be deleted in its entirety and replaced with the following:

     (g) INTENTIONALLY OMITTED.

33. Section 25 shall be revised to read as follows "The Agreement, as may be amended by the written agreement of the Parties, from time to time, together with all Schedules and Exhibits, incorporates the entire understanding of the Parties and revokes and supersedes any and all agreements, contracts, understandings or arrangements that might have existed heretofore between the Parties regarding the subject matter hereof.

34. Schedule B attached to the Agreement shall be deleted and replaced with the attached Schedule B.

35. Schedule C attached to the Agreement shall be deleted and replaced with the attached Schedule C.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed in multiple counterparts by its duly authorized representative.

STIEFEL LABORATORIES, INC.


By: /s/ William Humphries
    ---------------------------------
    William Humphries
    Chief Commercial Officer


DUSA PHARMACEUTICALS, INC.


By: /s/ William F. O'Dell
    ---------------------------------
    William F. O'Dell
    Executive Vice President,
    Sales and Marketing

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                   SCHEDULE B

             MINIMUM PURCHASE OBLIGATIONS AND PRODUCT FREE OF CHARGE

The Minimum Purchase Obligations for Levulan(R) Kerastick(R) shall be as follows:

1 - All countries in the territory, except Brazil

    TIME PERIOD      MINIMUM NUMBER OF UNITS
    -----------      -----------------------
First Time Period          [C.I.]
Second Time Period         [C.I.]
Third Time Period          [C.I.]
Fourth Time Period         [C.I.]
Fifth Time Period          [C.I.]

DUSA shall supply Stiefel with [C.I.] units of Levulan Kerastick in U.S packaging, [C.I.]. The products must be delivered to Stiefel when the product is launched in Mexico, or otherwise, agreed between the parties.

2 - Only Brazil

    TIME PERIOD      MINIMUM NUMBER OF UNITS
    -----------      -----------------------
First Time Period           [C.I.]
Second Time Period          [C.I.]
Third Time Period           [C.I.]
Fourth Time Period          [C.I.]
Fifth Time Period           [C.I.]

Obligations for Levulan(R) Kerastick(R) shall be determined by [C.I.] no later than [C.I.] months prior to the end of calendar year 2011.

DUSA shall supply Stiefel with [C.I.] units of Levulan Kerastick in U.S. packaging, [C.I.]. The products must be delivered to Stiefel when the product is launched in Brazil, or otherwise, agreed between the parties.

Additionally to the [C.I.] products to support the product launching, DUSA will also provide Stiefel with:

     a.   [C.I.] products for any Clinical Study with approved protocol;

     b.   [C.I.] products with U.S. labeling (Kerastick units [C.I.].

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                   SCHEDULE C

SUPPLY PRICE AND [C.I.] OF SUPPLY - ALL COUNTRIES IN THE TERRITORY

"PURCHASE PRICE PER UNIT", with respect to units of the Product that are purchased for sales in a country in the Territory, shall mean [C.I.] plus [C.I.] based on the Net Selling Price received by STIEFEL for the Products. For purposes hereof, the Net Selling Price shall mean the price charged [C.I.], to end-users (i.e., physician or hospital customers, or the like) in the [C.I.] after [C.I.] on units of the Product sold.

In the event at any time the Net Selling Price Per Unit for sales in a country in the Territory in a given calendar quarter, as expressed in U.S. Dollars using the current average daily applicable local currency / U.S. Dollar exchange rate, is [C.I.] U.S. Dollars ([C.I.] USD) (the "Event"), then STIEFEL shall [C.I.] Net Selling Price in the applicable local currency [C.I.] of such Purchase Price Per Unit [C.I.] U.S. Dollars ([C.I.] USD)provided that [C.I.] prior written notice from STIEFEL given after such the Event, STIEFEL [C.I.]; provided further that upon giving such notice to DUSA, [C.I.]. beginning [C.I.] and continuing until the [C.I.] U.S. Dollars ([C.I.] USD) for a period of not less than [C.I.] weeks.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT A

                        CONFIDENTIAL DISCLOSURE AGREEMENT

This Agreement is entered into as of the __ day of ________, 200_, by and between Stiefel Laboratories, Inc. ("Stiefel"), a Delaware corporation with an office and place of business at 255 Alhambra Circle, Coral Gables, Florida 33134 and _________________ ("Company"), with an office and place of business at _____________________________. Stiefel and Company are also jointly referred to herein as "Parties," and individually as a "Party."

1. Company shall be conducting an audit of Stiefel's accounting reports and payment records solely as it relates to Stiefel's obligations under the Marketing, Distribution and Supply Agreement, as amended between Stiefel and DUSA Pharmaceuticals, Inc.. The Parties anticipate that in the course of such activities, Stiefel may disclose to Company certain of Stiefel's inventions, trade secrets, know how, data, materials, or other information (together, "Information") that Stiefel considers confidential and/or proprietary.

2. As used in this Agreement, "Confidential Information" means all Information disclosed by Stiefel to Company, whether by oral or written communication, delivery, demonstration or access.

3. Company shall use Confidential Information only in the course of the activities described above or as otherwise directed in writing by Stiefel. Company agrees that, for a period of [C.I.] following Stiefel's disclosure of Confidential Information to Company, Company shall:

     (i) Not disclose such Confidential Information to any other person or entity other than DUSA without Stiefel's prior written consent; and

     (ii) protect such Confidential Information from further disclosure in the same manner as it protects its own information of a similar nature (but in no event with less than a reasonable standard of care).

4. Stiefel grants no present or future rights or license, under any of its inventions, patents, copyrights, trade secrets, trademarks or other property, to Company with respect to Confidential Information.

5. Company's obligations specified in Section 3 shall not apply to any Information that Company can demonstrate:

     (i) is or becomes known or generally available to the public, through no act or omission of Company and without any wrongful act of any third party;

     (ii) is or becomes known to Company through disclosure by any third party, without any wrongful act of Company or such third party;

     (iii) is subsequently disclosed by Company pursuant to the requirement of a statute, regulation, or judicial or administrative order requiring disclosure thereof, provided that Company first provides Stiefel with written notice of any such

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

          requirement, promptly upon learning of the requirement; or

     (iv) has been or is subsequently developed independently by Company, without any use of Confidential Information.

6. Company shall, upon Stiefel's written request, return to Stiefel its Confidential Information (to include all copies and reproductions thereof and all information prepared by Company which incorporates Confidential Information).

7. The Parties agree that if Company breaches any of its obligations hereunder, money damages will not afford Stiefel an adequate remedy. Therefore, if any such breach occurs, in addition to any other remedies as may be provided by law, Stiefel shall have the right to seek such equitable relief as it deems reasonably necessary to enforce its rights hereunder (whether temporary or permanent injunctive relief, or otherwise). Notwithstanding the foregoing, the Parties expressly agree that neither Party shall be liable to the other Party for incidental, consequential, punitive, special or exemplary damages with respect to any breach of this Agreement.

8. Neither Party may assign all or any part of its rights or obligations hereunder without the other Party's prior written consent. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and (permitted) assigns.

9. Nothing in this Agreement shall be construed to (i) create a joint venture, partnership or other shared enterprise between the Parties, or (ii) authorize either Party to act as an agent for or otherwise on behalf of the other Party. Nothing in this Agreement shall be construed to obligate the Parties to enter into any further agreement between them.

10. This Agreement contains the parties' entire understanding as to its subject matter supersedes all prior agreements, written or oral, between Stiefel and Company relating thereto. This Agreement may not be modified, changed or discharged, in whole or in part, except by a writing signed by Stiefel and Company.

This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without reference to such State's conflicts of laws principles.

EXECUTED as of the day and year first set forth above.

STIEFEL LABORATORIES, INC.


By:
    ---------------------------------
Title:
       ------------------------------


COMPANY


By:
    ---------------------------------
Title:
       ------------------------------

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                      SCHEDULE E

                         SAFETY DATA EXCHANGE AGREEMENT

                                     BETWEEN

                           STIEFEL LABORATORIES, INC.

                                       AND

                           DUSA PHARMACEUTICALS, INC.

                                    REGARDING

                             LEVULAN(R) KERASTICK(R)

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
I.    General............................................................     3
      A. Background......................................................     3
      B. Terminology and Definitions.....................................     3
      C. Purpose.........................................................     3
      D. Scope...........................................................     4
      E. Language........................................................     4
      F. Reporting Contacts..............................................     4
II.   Communications with Regulatory Authorities.........................     4
      A. Regulatory Reporting............................................     4
      B. Regulatory Inquiries............................................     5
      C. Confidentiality of Information..................................     5
III.  Individual Case Safety Report Processing...........................     6
      A. Sales Representative Reporting & Other Personnel................     6
      B. Translations....................................................     6
      C. Individual Case Safety Reports, Pregnancy Reports, Study
         Findings and Aggregate Data.....................................     6
      D. Causality Assessments...........................................     7
      E. Follow-up Reports...............................................     7
      F. Literature Reports..............................................     7
      G. Product Complaints Associated with an ICSR or Pregnancy
         Report..........................................................     8
      H. Internet........................................................     8
      I. Regulatory Authority Sourced Reports............................     8
      J. Measures Taken to Protect Public Health; Product Recalls........     8
      K. Product Recall..................................................     9
      L. Line Listings...................................................    10
IV.   Product Complaint Management.......................................    10
V.    Retained Samples...................................................    10
      A. Product Retained Samples........................................    10
VI.   Reporting Timeframes...............................................    10
      A. Overview........................................................    11
      B. Reporting Requirements..........................................    11
      C. Record Keeping..................................................    11
VII.  Safety Database....................................................    11
VIII. Written Procedures.................................................    12
IX.   QA Audit...........................................................    12
X.    Terms of this Agreement............................................    12
APPENDIX I: TERMINOLOGY AND DEFINITIONS..................................    15
APPENDIX II: ABBREVIATIONS...............................................    17
APPENDIX III: CONTACTS...................................................    17
APPENDIX IV: TIMEFRAMES FOR THE EXCHANGE OF SAFETY INFORMATION
   BETWEEN PARTIES ......................................................    19
EXHIBIT I.C.: PRODUCT COMPLAINT MANAGEMENT AGREEMENT.....................    21

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

I.   General

A.   Background

     Stiefel Laboratories, Inc. (hereinafter referred to as "STIEFEL") and DUSA Pharmaceuticals, Inc. (hereinafter referred to as "DUSA") entered into a Marketing, Distribution and Supply Agreement as of the 12th day of January 2006, as amended September 26, 2007 (collectively the "Agreement"). This Safety Data Exchange Agreement ("SDEA") forms an addendum to the Agreement.

     STIEFEL and DUSA may hereinafter be individually referred to as "the Party" and collectively as "the Parties".

B.   Terminology and Definitions

     Relevant definitions and terminology relating to this SDEA are included in Appendix I of this document.

     A list of abbreviations used in this SDEA, and their meaning, may be found in Appendix II.

     Any capitalized terms used herein, not otherwise defined, shall have the meaning set forth in the Agreement.

C.   Purpose

     As stipulated under Article 4.2 of the Agreement , the Pharmacovigilance Departments (or their equivalent thereof) of STIEFEL and DUSA hereby agree, via the implementation of this SDEA, to use mutually agreed-upon guidelines and procedures for the receipt, evaluation and communication of adverse event reports, i.e. Individual Case Safety Reports (ICSRs), pregnancy information, and new safety information associated with DUSA's product, the Levulan(R) Kerastick(R) and Territories covered by the Agreement.

     In addition, in order to comply with Applicable Laws regarding the investigation and evaluation of Product Complaints (defined below), STIEFEL and DUSA hereby agree to use mutually agreed-upon guidelines and procedures to receive, evaluate, investigate and resolve all Product Complaints coming to the attention of the Parties relating to any Product distributed in countries for which they are responsible in accordance with the Product Complaint Management Agreement, substantially in the form attached hereto and made a part hereof as Exhibit I.C. For purposes of this SDEA, a Product Complaint ("Product Complaint") is defined as any inquiry from a Third Party that questions the purity, identity, potency, or quality of the Product.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     The Parties further understand that the purpose of this SDEA is not to add to, reduce, or otherwise modify the rights or obligations of either Party under the Agreement, but to further define their respective roles, in respect of the subject matter hereof. Each Party shall be responsible for the costs and expenses associated with its respective obligations under this SDEA.

D.   Scope

     This SDEA describes procedures and time frames, and defines responsibilities that the Parties shall employ to protect patients, promote their well-being and ensure, to the greatest extent possible, appropriate and safe use of the Levulan(R) Kerastick(R). The requirements set forth in this SDEA will also:

          - Facilitate global compliance with worldwide regulatory safety reporting requirements and guidelines

          - Aid in the timely detection and investigation of potential safety signals

          - Help ensure the completeness and accuracy of the safety information as found in the product labeling (e.g. "Local Prescribing Information")

          -    Ensure global harmonization and consistency of safety information

          -    Prevent premature dissemination of safety information

          - Optimize the decision making process in the event that an adverse event is likely to have an impact on the benefit/risk balance of the product

          - Facilitate pharmacovigilance/risk management programs, as defined as necessary by STIEFEL and DUSA

E.   Language

     The Parties hereby agree that all communications shall be in English.

F.   Reporting Contacts

     All communications shall occur between the defined pharmacovigilance contacts of each Party, or their documented delegates thereof.

     For STIEFEL and DUSA contact information, refer to Appendix III.

     Each Party is responsible for notifying the other Party regarding changes in contact information within three (3) working days of the change.

II.  Communications with Regulatory Authorities

A.   Regulatory Reporting

     All regulatory filings associated with Levulan(R) Kerastick(R) (for example, without limitation, investigational new drug applications ("IND"), clinical trial applications ("CTA"), new drug applications ("NDA"), abbreviated new drug applications ("ANDA"), marketing authorizations ("MA"), and related amendments or supplements, or comparable

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     filings with any relevant Regulatory Authority are the property of DUSA and held in the name of DUSA or its designated Affiliate, except to the extent such filings are held in the name of STIEFEL as provided in the Agreement. DUSA is therefore responsible for fulfilling all safety reporting obligations to Regulatory Authorities throughout the world. This includes submissions of all individual adverse experience reports, aggregate reports, e.g. US periodic adverse experience reports ("USPAERs"); periodic safety update reports ("PSURs"), and other required reports to each IND, CTA, NDA, ANDA, MA or supplements, thereto.

     However, STIEFEL will be responsible for fulfilling all safety reporting obligations to Regulatory Authorities within the specified Territory according to the terms of the Agreement. DUSA shall generate the CIOMS line listings, data summary tables, and other data required to prepare and submit PSUR's from information provided by STIEFEL, as necessary, and STIEFEL shall prepare and submit the PSURs in the Territory for submission within the Territory.

     If DUSA determines to conduct any clinical trial in the Territory with the Levulan(R) Kerastick(R), the Parties will identify whether DUSA or STIEFEL will be the study sponsor who will then be responsible for reporting to relevant ethics committees, Regulatory Authorities, the other Party, and the investigators associated with the study, as well as preparation of annual safety reports.

     DUSA is responsible for maintaining the company core safety information ("CCSI"). The Parties agree to cooperate with each other by providing safety information to fulfill their regulatory obligations in connection with the marketing and sale of the Levulan(R) Kerastick(R).

     The timeframe for these communications are detailed in Appendix IV.

B.   Regulatory Inquiries

     The Parties will notify each other in accordance with Section 4.5 of the Agreement if either Party receives an inquiry from a Regulatory Authority in the Territory concerning the manufacturing, marketing, promotion, distribution, and/or detailing of the Product.

     The timeframe for safety communications are detailed in Appendix IV.

C.   Confidentiality of Information

     DUSA and STIEFEL shall implement all reasonable physical, technical and administrative safeguards to protect adverse event ("AE") information from loss, misuse, and unauthorized access, disclosure, alteration or destruction.

     In addition, DUSA and STIEFEL shall collect, use and disclose AE information solely for regulatory reporting purposes as described in this procedure, and in compliance with Applicable Laws, including without limitation, all applicable privacy and data protection laws, rules, and regulations. Each Party shall promptly notify the other of any unauthorized uses or disclosures of such information of which they become aware.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

III. Individual Case Safety Report Processing

A.   Sales Representative Reporting & Other Personnel

     STIEFEL and DUSA agree to implement the necessary training, procedures and mechanisms for the timely reporting of any ICSR or pregnancy report to a Party that becomes known to the other Party, whether by their sales representatives or other personnel, and which is associated with the Levulan(R) Kerastick(R).

     The timeframe for these communications are detailed in Appendix IV.

B.   Translations

     STIEFEL shall be responsible for English translations of ICSRs, pregnancy reports, or other data, information, or documents that fall within the scope of this SDEA and within the Territory. DUSA shall be responsible for English translations of ICSRs, pregnancy reports, or other data, information, or documents that are reportable as part of an ICSR outside of the Territory.

C. Individual Case Safety Reports, Pregnancy Reports, Study Findings and Aggregate Data

     ICSRs and pregnancy reports may originate from any source, such as for example, healthcare professionals, Regulatory Authorities, literature, consumers and patients, lawyers, clinical studies (including postmarketing surveillance and epidemiological studies), non-interventional studies, patient support programs, registries, internet, preclinical studies (e.g. toxicological studies).

     ICSRs include the following types of reports:

          -    Adverse Events/Adverse Reactions

          - Product quality complaints, whether or not associated with an Adverse Event

          -    Lack of efficacy (postmarketing only)

          -    Overdose (symptomatic or not)

          -    Misuse or abuse

          -    Cancer

          - Medication errors, including potential errors due to trade name, packaging or labeling issues

          -    Unintended beneficial effect

          -    Preclinical (i.e., nonhuman) findings

     In addition to ICSRs, significant unexpected in vitro, animal or human (clinical; epidemiological) study safety findings or aggregate data from studies suggesting significant risk to humans (e.g., mutagenicity, teratogenicity or carcinogenicity) of which either Party becomes aware shall be provided to the other Party.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     All relevant safety information must be included in each ICSR, report of study safety findings or aggregate safety data. ICSR reports shall conform to all applicable regulatory requirements and shall, at a minimum, include the following information: an identifiable reporter; patient identifier; Adverse Event(s) and the product(s) involved. All reasonable efforts will be expended by STIEFEL in the Territory and by DUSA outside of the Territory in attempting to obtain this minimum information on ICSRs.

     Full information on all reports of pregnancy (and experience during lactation), even if not associated with an Adverse Event, shall be collected and exchanged between the Parties as provided in Section E below.

     DUSA and STIEFEL shall make all reasonable attempts to cooperate with each other should clarification of any information be required, but DUSA, the database holder, is responsible for maintaining and updating the database with complete information.

     The ICSRs will be provided in a format approved by DUSA for reporting in the applicable Territories. If additional formats are required (e.g., MedWatch, or CIOMS) STIEFEL shall give DUSA one month's notice of this requirement.

     The timeframe for these communications are detailed in Appendix IV.

D.   Causality Assessments

     All ICSRs arising from spontaneous sources are considered to have an implied association to Levulan(R) Kerastick(R) and will be managed within the scope of this SDEA.

E.   Follow-up Reports

     DUSA shall request specific follow-up information as it may need to fulfill its regulatory obligations. STIEFEL shall be responsible for acting on this request and for obtaining follow-up information on all ICSRs and pregnancy reports for Levulan(R) Kerastick(R) in the Territory according to its internal practices and procedures. STIEFEL shall be responsible for collecting good quality data from the reporter in the Territory.

F.   Literature Reports

     DUSA shall be responsible for regularly screening (i.e., bimonthly (every two months)) the worldwide published scientific and medical literature by accessing widely used systematic literature reviews or reference database(s). Reports of ICSRs or pregnancy reports that appear either as case reports or as the result of a formal clinical trial, or significant unexpected in vitro, animal or human (clinical; epidemiological) study safety findings or aggregate data from studies suggesting significant risk to humans (e.g., mutagenicity, teratogenicity or carcinogenicity) and which are associated with the use of Levulan(R) Kerastick(R) or of its active constituent(s) qualify for processing. STIEFEL shall also conduct this screening on a weekly basis and provide any relevant literature to DUSA. DUSA shall include such literature in its database.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     Each Party is responsible for notifying the other Party, in accordance with the time frames stipulated in Section IV.B., of any relevant ICSR, pregnancy report, study safety finding or aggregate data that may come to its attention via an unpublished scientific or conference paper. A copy of the unpublished paper shall also be provided, and an English translation (if the article is in a non English language), if available.

G.   Product Complaints Associated with an ICSR or Pregnancy Report

     The Parties shall cooperate in the investigation and resolution of any ICSR or pregnancy report that questions the safety, purity, identity, potency, or quality of the Levulan(R) Kerastick(R). Every effort should be made to identify the lot and/or batch number for the product in question.

     Each Party shall provide the other Party with all Product Complaints associated with an ICSR or pregnancy in accordance with the same timeframes as stipulated in Appendix IV.

H.   Internet

     DUSA shall regularly screen any web sites under its management or responsibility for potential ICSRs or reports of pregnancy; however, DUSA is not expected to proactively screen for ICSRs or pregnancy reports on any external web site that it does not manage or for which it does not have responsibility. Should DUSA become aware of an ICSR or a pregnancy report on a web site that it does not manage or have responsibility for, the report should be processed in accordance with the requirements set forth in this SDEA.

I.   Regulatory Authority Sourced Reports

     ICSRs or pregnancy reports originating from any Regulatory Authority that come to the attention of either Party must be submitted to the other Party in accordance with the timeframes stipulated in this SDEA for ICSR.

J.   Measures Taken to Protect Public Health; Product Recalls

     Each Party shall immediately inform the other Party of any newly identified safety issue or signal on Levulan(R) Kerastick(R), or any circumstance in its Territory where an action may be required to protect public health. Resultant actions by STIEFEL in the Territory may include, but are not limited to, the issuance of "Dear Health Professional" letters, revisions to the product label, or public statements regarding such actions; provided however, that no such actions shall be taken by STIEFEL without the prior written consent of DUSA which consent shall not be unreasonably withheld, conditioned or delayed. In the event that such safety issue or signal causes STIEFEL to discontinue marketing of the Product, then Section 4.5 of the Agreement shall govern the actions of the Parties; provided, however, that if STIEFEL believes in good faith that there is an immediate need to discontinue marketing of the Product and to provide a public statement announcing such discontinuance such that it is not feasible for the Parties to confer, then STIEFEL may do so. DUSA is responsible for distribution of notifications to Healthcare Professionals (e.g.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     Dear Doctor letter), the public or media on safety issues, except within the Territory where the responsibility lies with STIEFEL.

K.   Product Recall.

     (a) In the event the FDA, or other Regulatory Authority in the Territory shall order (or appear reasonably likely to order) any Recall with respect to the Product, and the cause of such Recall is due to (i) a breach by DUSA of any of its representations, warranties, obligations, covenants or other agreements contained in the Agreement or this SDEA, or its negligence or willful misconduct then DUSA shall be liable, and shall reimburse STIEFEL for the reasonable out-of-pocket costs and expenses relating to or arising out of such Recall including, but not limited to, replacing all of STIEFEL's effected inventory, or (ii) a breach by STIEFEL of any of its representations, warranties, obligations, covenants or other agreements contained herein, or its negligence or willful misconduct, then STIEFEL shall be liable and shall reimburse DUSA for its reasonable out-of-pocket costs and expenses relating to or arising out of such Recall, including but not limited to any Product not yet invoiced that must be destroyed; provided that if both Parties share responsibility with respect to such Recall, the costs shall be shared in the ratio of the Parties' contributory responsibility.

     (b) Either DUSA or STIEFEL, after consultation by the executive officers named in Section 4.5 of the Agreement, as amended, to discuss whether a Recall is necessary, shall have the right to undertake any Recall of the Product supplied hereunder for any reason that would cause (or appear reasonably likely to cause) the FDA or other Regulatory Authority in the Territory to order a Recall; provided however, if either Party believes in good faith that there is need for an immediate Recall (as well as a public statement announcing such Recall), such that it is not reasonable feasible for the Parties to confer, then such Recall may be initiated without consultation in advance of the initiation of such Recall, and if the cause of such Recall is due to (i) a breach by DUSA of any of its warranties, representations, obligations, covenants or other agreements contained in the Agreement or herein, or its negligence or willful misconduct then DUSA shall be liable, and shall reimburse STIEFEL for the reasonable out-of-pocket costs and expenses relating to or arising out of such Recall, including, but not limited to, replacing all of STIEFEL's effected inventory or (ii) a breach by STIEFEL of any of its representations, warranties, obligations, covenants or other agreements contained in the Agreement or herein, or its negligence or willful misconduct, then STIEFEL shall be liable, and shall reimburse DUSA for its reasonable out-of-pocket costs and expenses relating to or arising out of such Recall, including but not limited to any Product not yet invoiced that must be destroyed; provided that if both Parties share responsibility with respect to such recall, the costs shall be shared in the ratio of the Parties' contributory responsibility.

     (c) STIEFEL and DUSA shall each maintain traceability records as are sufficient and as may be necessary to permit a Recall of any Product. STIEFEL and DUSA agree that if either Party shall discover or become aware of any fact, condition, circumstance or event (whether actual or potential) concerning or related to the Product which may reasonably

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     require a Recall of the Product, such Party shall promptly communicate such fact, condition, circumstance or event to the other Party as soon as possible but in all instances within forty-eight (48) hours. In the event
     (i) any Regulatory Authority or other governmental body requests that the Product be Recalled, (ii) a court of competent jurisdiction orders such a Recall, or (iii) STIEFEL or DUSA determines that the Product should be Recalled from the market, the Parties shall take all appropriate remedial actions with respect to such Recall of the Product. To the extent that it is necessary to communicate with any third party, including but not limited to any Regulatory Authority or other governmental body, the media, or any customer of STIEFEL, concerning any such fact, condition, circumstance or event, a STIEFEL official shall be the primary contact person concerning the Recall and remedial action. The obligations under this Section shall survive the complete or partial termination of this Agreement.

     Each Party shall make every reasonable effort to mitigate any costs or expenses to be reimbursed by the other Party pursuant to this Section J.

L.   Line Listings

     STIEFEL shall provide DUSA with monthly line listings of Levulan(R) Kerastick(R) Safety Data received during the previous month in the Territory. A line listing shall be in CIOMS format.

     DUSA shall generate CIOMS line listings and data summary tables from their own data and information provided by STIEFEL, as necessary, and STIEFEL shall prepare and submit the PSURs for submission in the Territory. In addition, STIEFEL may request a confirmation from DUSA of its receipt of a particular line listing. Such reports shall be requested no more often than once a month. DUSA may also send these line listings unprompted to STIEFEL. In accordance with internal STIEFEL procedure, STIEFEL shall promptly review this report, and take appropriate action, as necessary, to help ensure compliance with the forwarding of future reports to DUSA.

     DUSA may request line listing from STIEFEL on the same terms and conditions stated above.

IV.  Product Complaint Management

     The Parties will cooperate to develop procedures to facilitate management, investigation and reporting of Product Complaint Issues.

V.   Retained Samples

A.   Product Retained Samples

     Product samples will be retained as specified in the Product Complaint Management Agreement.

VI.  Reporting Timeframes

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

A.   Overview

     A table summarizing the reporting time frames for exchanging information pertaining to ICSRs, pregnancy reports, and other information, as stipulated in the various sections of this agreement, may be found in Appendix IV.

B.   Reporting Requirements

     The regulatory reporting time clock for submitting ICSR, pregnancy reports, and all other stipulated safety information to DUSA or STIEFEL, as the case may be, shall begin on the date when notice is first received by STIEFEL or DUSA of a case report that fulfills the minimum criteria for a case report as defined in Section IIIC. The date of first receipt must be recorded on each report by the receiving Party and sent to the other Party, or in the case of a follow up report, the date of receipt of the follow up information must be recorded on each report by the Party following-up on the information and then it shall be submitted to the other Party. For regulatory reporting purposes, the date of receipt of the initial notice is considered to be Calendar Day zero (0).

     Upon notification of an initial ICSR, pregnancy report, study safety findings or aggregate data or upon receipt of new follow-up information, regardless of source, the receiving Party shall report to the other Party within the time frames outlined in Appendix IV.

     To ensure compliance with the timeframes required by this SDEA, and in emergency situations, the receiving Party shall contact the other Party by telephone, followed by the required written correspondence.

C.   Record Keeping

     Both Parties agree to maintain a record of each ICSR in the Territory and communications associated with each such ICSR, which shall at least include:

1.   A copy of each Adverse Event or other safety report

2.   The date the report was received by the receiving Party

3.   The date the report was submitted to the other Party

4. The name and address of the Party recipient and a copy of the confirmation sent by receiving Party to the other Party

5. Record log of any and all attempts by the receiving Party to follow-up for additional ICSR information

     DUSA and STIEFEL shall keep records for a minimum of 10 years and will not discard any applicable safety documents without prior agreement of the other Party.

VII. Safety Database

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     DUSA is responsible for maintaining a worldwide electronic safety database, which will include records of:

          -    Serious ICSRs from clinical trials;

          -    All ICSRs from spontaneous and literature sources

          - Pregnancy reports originating from either clinical trial, spontaneous, or literature sources.

     Direct access to this database shall not be granted to STIEFEL, but all reasonable assistance shall be provided by DUSA to STIEFEL, as required, for STIEFEL's reporting obligations.

VIII. Written Procedures

     Both Parties shall keep on file in its own manner, and in accordance with required regulatory practice, written standard operating procedures ("SOP"s), working practices, and all correspondence, documents, and other information pertaining to the Levulan(R) Kerastick(R). These written procedures shall designate the responsibilities and obligations that each Party undertakes in its part of the world. DUSA and STIEFEL shall ensure that their SOPs and working practices enable compliance with the requirements of this document.

     Further, in case either Party makes any request concerning the other Party's SOPs, working practices, and all correspondence, documents, and other information pertaining to Levulan(R) Kerastick(R), the Parties' shall cooperate with each other, within reason, by complying with the request.

     Each Party also agrees to conduct business in accordance with its own SOPs and working practices for pharmacovigilance activities.

IX.  QA Audit

     The Parties will conduct periodic quality assurance auditing in accordance with Section 17 of the Agreement.

X.   Terms of this Agreement

     If applicable regulatory requirements change, or there is disagreement regarding the interpretation of any aspect of this SDEA, or either Party requests a review of this SDEA due to issues or conflicts involving legal or regulatory requirements, the Parties agree to review, and negotiate amendment(s) in good faith, as appropriate, the terms of this contract. Otherwise, the Parties also agree to review and revise this SDEA, if necessary, for other mutually agreeable reasons every two years. Renegotiation/review shall be considered complete when STIEFEL and DUSA have mutually agreed to a written SDEA or addendum, and both Parties sign it.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     This SDEA supersedes any previous versions, and is effective upon signatures by authorized representatives of both Parties. Each Party is bound by its requirements, and it is in effect until both Parties agree to terminate the SDEA or the Agreement is terminated. In the event the Agreement is terminated, the Parties agree to implement the necessary procedures and practices to ensure adverse event reporting obligations are fulfilled for Levulan(R) Kerastick(R) that remains in the marketplace.

     Neither Party shall be required to adhere to any requirement set forth in this SDEA, or take or refrain from taking any action whatsoever that is inconsistent with any applicable national or international regulatory requirement.

     There can be no use of any information covered by this SDEA for any purpose not contemplated by this SDEA.

                                     ******

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date last written below.

STIEFEL LABORATORIES, INC.              DUSA PHARMACEUTICALS, INC.


By: /s/ William Humphries               By: /s/ William F. O'Dell
    ---------------------------------       ------------------------------------
Name and Title: William Humphries       Name and Title: William F. O'Dell
                Chief Commercial        Executive Vice President, Sales and
                Officer                 Marketing

Date: September 26, 2007                Date: September 26, 2007

                            [Signature Page to SDEA]

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX I: TERMINOLOGY AND DEFINITIONS

             TERM                                           ICH
------------------------------   ---------------------------------------------------------
ADVERSE EVENT (OR ADVERSE        Post Marketing: An adverse event is any untoward medical
EXPERIENCE) (AE)                 occurrence in a patient administered a medicinal product
                                 and which does not necessarily have to have a causal
                                 relationship with this treatment. An adverse event can
                                 therefore be any unfavorable and unintended sign (for
                                 example, an abnormal laboratory finding), symptom, or
                                 disease temporally associated with the use of a medicinal
                                 product, whether or not considered related to this
                                 medicinal product. (E2D)

ADVERSE REACTION                 Post Marketing: Adverse drug reactions, as established by
                                 regional regulations, guidance, and practices, concern
                                 noxious and unintended responses to a medicinal product.

                                 The phrase "responses to a medicinal product" means that
                                 a causal relationship between a medicinal product and an
                                 adverse event is at least a reasonable possibility (refer
                                 to the ICH E2A guideline).

                                 A reaction, in contrast to an event, is characterized by
                                 the fact that a causal relationship between the drug and
                                 the occurrence is suspected. For regulatory reporting
                                 purposes, if an event is spontaneously reported, even if
                                 the relationship is unknown or unstated, it meets the
                                 definition of an adverse drug reaction. (E2D)

ASSOCIATED WITH THE USE OF THE   Post Marketing: For purposes of reporting, adverse event
DRUG/CAUSALITY ASSESSMENT        reports associated with marketed drugs (spontaneous
                                 reports) usually imply causality. (E2A)

DISABILITY                       Postmarketing: Results in persistent or significant
                                 disability/incapacity (E2D)

LIFE-THREATENING                 Post Marketing: The term "life-threatening" in the
                                 definition of "serious" refers to an event/reaction in
                                 which the patient was at risk of death at the time of the
                                 event/reaction; it does not refer to an event/ reaction
                                 which hypothetically might have caused death if it were
                                 more severe. (E2D)

RECALL                           Any recall, market withdrawal or general corrective
                                 action procedures relating to the Product, whether
                                 voluntary or involuntary.

REPORTABLE ADVERSE REACTION -    Post Marketing: The minimum data elements for an ADR case
MINIMUM INFORMATION              are: an identifiable reporter, an identifiable patient,
                                 an adverse reaction, and a suspect product. (E2D)

SPONTANEOUS REPORT               An unsolicited communication to a company, regulatory
                                 authority, or other organization that describes an
                                 adverse reaction in a patient given one or more medicinal
                                 PRODUCTS and which does not derive from a study or any

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                 organized data collection scheme. (E2C)

                                 An unsolicited communication by a healthcare
                                 professional or consumer to a company, regulatory
                                 authority or other organization (e.g. WHO, Regional
                                 Center, Poison Control Center) that describes one or more
                                 adverse drug reactions in a patient who was given one or
                                 more medicinal PRODUCTS and that does not derive from a
                                 study or any organized data collection scheme.

                                 Stimulated reporting can occur in certain situations,
                                 such as notification by a "Dear Healthcare Professional"
                                 letter, publication in the press, or questioning of
                                 healthcare professionals by company representatives.
                                 These reports should be considered spontaneous. Consumer
                                 adverse reaction reports should be handled as spontaneous
                                 reports irrespective of any subsequent "medical
                                 confirmation". Regulatory Authorities might require
                                 medical confirmation for the purpose of expedited
                                 reporting. Emphasis should be placed on the quality of
                                 the report and not on its source. Even if reports
                                 received from consumers do not qualify for regulatory
                                 reporting, the cases should be retained. (E2D)

TERRITORY                        Argentina, Brazil, Bolivia, Chile, Colombia, Costa Rica,
                                 Ecuador, El Salvador, Guatemala, Honduras, Mexico,
                                 Nicaragua, Panama, Peru, Dominican Republic, Venezuela,
                                 Jamaica (including the Cayman Islands), Barbados
                                 (including all surrounding islands, including, but not
                                 limited to St. Lucia, Tortola, St. Vincent, Granada,
                                 Bahamas, Aruba, Bonaire, Curacao, Trinidad, Tobago,
                                 Bermuda, and Belize), Paraguay and Uruguay.

UNEXPECTED                       Post Marketing: An ADR whose nature, severity,
                                 specificity, or outcome is not consistent with the term
                                 or description used in the local/regional product
                                 labeling (e.g. Package Insert or Summary of Product
                                 Characteristics) should be considered unexpected. (E2D)

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX II: ABBREVIATIONS

AE                 Adverse Event

ANDA               Abbreviated New Drug Application

CIOMS              Council for International Organizations of Medical Sciences

CFR                Code of Federal Regulations

CTA                Clinical Trials Applications

EEA                European Economic Area

FDA                Food and Drug Administration

ICH                International Conference on Harmonization

ICH E2A            ICH Guideline on Clinical Safety Data Management

ICH E2C            ICH Guideline on Clinical Safety Data Management:
                   Periodic Safety Update Reports for Marketed Drugs

ICH E2D            ICH Guideline on Post-Approval Safety Data Management:
                   Definitions and Standards for Expedited Reporting

ICSR               Individual Case Safety Report

IND                Investigational New Drug

MA                 Marketing Authorization

NDA                New Drug Application

PSURS              Periodic Safety Update Reports

US PERIOD REPORT   United States Periodic Adverse Experience Reports

SDEA               Safety Data Exchange Agreement

SOP                Standard Operating Procedure

US                 United States

WHO                World Health Organization

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX III: CONTACTS

      STIEFEL LABORATORIES, INC                DDUSA PHARMACEUTICALS, INC.
      -------------------------                ---------------------------
                       ADVERSE EVENT REPORTING/PROCESSING

ALL ADVERSE INFORMATION MUST BE         ALL ADVERSE INFORMATION MUST BE E-MAILED
E-MAILED DIRECTLY TO THE FOLLOWING      DIRECTLY TO THE FOLLOWING E-MAIL ADDRESS
E-MAIL ADDRESS OR CAN BE FAXED TO A     OR CAN BE FAXED TO A NUMBER PROVIDED TO
NUMBER PROVIDED TO YOU BY THE           YOU BY THE PHARMACOVIGILANCE CONTACT:
PHARMACOVIGILANCE CONTACT:

ADVERSE.EVENT@STIEFEL.COM               [C.I.]

                                        [C.I.]

BRAZIL PHARMACOVIGILANCE CONTACT:       DIRECTOR, REGULATORY AFFAIRS
[C.I.]                                  25 UPTON DRIVE
TEL: [C.I.]                             WILMINGTON, MA 01887, USA
                                        PHONE (978) 657-7500 [C.I.]
UK Pharmacovigilance contact:           FAX: (978) [C.I.]
[C.I.]
Tel: [C.I.]

US Pharmacovigilance contact:
[C.I.]
Tel: [C.I.]
     [C.I.]

QP Pharmacovigilance in Europe:
[C.I.]
Tel [C.I.]
    [C.I.]

                          MEDICAL OVERSIGHT/MANAGEMENT

GLOBAL DIRECTOR PHARMACOVIGILANCE:      [C.I.]
[C.I.]                                  DIRECTOR, REGULATORY AFFAIRS
Tel [C.I.]                              25 UPTON DRIVE
    [C.I.]                              WILMINGTON, MA 01887, USA
                                        PHONE (978) 657-7500 [C.I.]
                                        FAX: (978) [C.I.]

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                      SAFETY DATA EXCHANGE AGREEMENT ISSUES

[C.I.]                                  [C.I.]
Associate Director, Drug Safety         VICE PRESIDENT REGULATORY AFFAIRS AND
Tel: [C.I.]                             INTELLECTUAL PROPERTY
Email: [C.I.]                           25 UPTON DRIVE
                                        WILMINGTON, MA 01887, USA
                                        PHONE (978) 657-7500 [C.I.]
                                        FAX: (978) [C.I.]

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

APPENDIX IV: TIMEFRAMES FOR THE EXCHANGE OF SAFETY INFORMATION BETWEEN PARTIES

ICSRS (AND PREGNANCY REPORTS)

REPORT TYPE                          RESPONSIBLE PARTY          TIMEFRAME             FORMAT                METHOD
-----------                          -----------------   ----------------------   -------------   -------------------------
All serious ICSRs                    DUSA - STIEFEL      Three (3) working days   Source                 e-mail to:
                                                                                  documentation   adverse.event@stiefel.com

                                                                                                          e-mail to:
                                     STIEFEL - DUSA                                               LAVALLEJ@DUSAPHARMA.COM

Non-serious ICSRs and pregnancies*   DUSA - STIEFEL      Five (5) working days    Source                 e-mail to:
                                                                                  documentation   adverse.event@stiefel.com
                                     STIEFEL - DUSA

                                                                                                          e-mail to:
                                                                                                   LAVALLEJ@DUSAPHARMA.COM

* If follow-up data changes a report status from non-serious to serious, the timeframe for reporting serious ICSRs should be observed.

REPORTS AND ACTIONS ON A REGULAR BASIS

ITEM                                  RESPONSIBLE PARTY          FORMAT                   INTERVAL ETC.
----                                  -----------------   ------------------   --------------------------------
Monthly Report                         STIEFEL - DUSA        Line listing                   Monthly

                                       DUSA - STIEFEL
Ad Hoc Report                                                Line listing            Five (5) working days
                                       STIEFEL - DUSA

Acknowledgments of ICSRs submitted
   to DUSA/STIEFEL                      DUSA - STIEFEL     Individual receipt        On a case by case basis

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

ICSRs and pregnancy  reports           DUSA - STIEFEL
   submitted to STIEFEL/DUSA                                 Line listing                 Monthly
   outside of agreed time frames       STIEFEL - DUSA

                                       DUSA - STIEFEL
Review of this agreement                                   Renewed agreement   For the period of this Agreement
                                       STIEFEL - DUSA

NOTIFICATIONS AND ACTIONS ON AN AS-NEEDED/AD HOC BASIS

         EVENTS TO BE NOTIFIED           RESPONSIBLE PARTY                TIMEFRAME
         ---------------------           -----------------   ------------------------------------
Changes in reporting contacts              DUSA - STIEFEL    Within 3 working days of the change.

                                           STIEFEL - DUSA

Submissions to regulatory authorities      STIEFEL/DUSA                Per regulations

                                           DUSA - STIEFEL
Notification of a regulatory authority                              Three (3) working days
   request for safety information          STIEFEL - DUSA

Response to regulatory authority              STIEFEL                   As finalized
   request for safety information

                                           DUSA - STIEFEL
Regulatory inspection of the                                    Immediately (within 24 hours)
   Pharmacovigilance Dept.                 STIEFEL - DUSA

                                           DUSA - STIEFEL
Newly identified safety signals                                 Immediately (within 24 hours)
                                           STIEFEL - DUSA

                                                                   EXHIBIT 10(A)

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                                                    EXHIBIT I.C.

                     PRODUCT COMPLAINT MANAGEMENT AGREEMENT

                                     BETWEEN

                           STIEFEL LABORATORIES, INC.

                                       AND

                           DUSA PHARMACEUTICALS, INC.

                                    REGARDING

                             LEVULAN(R) KERASTICK(R)

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

1. GENERAL

     1.1. Background.

          Stiefel Laboratories, Inc. (hereinafter referred to as "STIEFEL") and DUSA Pharmaceuticals, Inc. (hereinafter referred to as "DUSA") entered into a Marketing, Distribution and Supply Agreement as of the 12th day of January 2006, as amended September 26, 2007 (the "Agreement"). This Product Complaint Management Agreement ("PCMA") shall, when signed by all Parties, be an addendum to the Agreement and Exhibit I.C. to the Safety Data Exchange Agreement dated September 26, 2007, between the Parties (the "SDEA").

          STIEFEL and DUSA may hereinafter be individually referred to as "the Party" and collectively as "the Parties".

     1.2. Terminology and Definitions.

          The Parties agree that the purpose of this PCMA is not to add to, reduce, or otherwise modify, the rights or obligations of either Party under the Agreement, but to further define their respective roles, in respect of the subject matter hereof.

          Any capitalized terms used herein, not otherwise defined, shall have the meaning set forth in the Agreement, or SDEA. In the event that a discrepancy arises between the terms of this PCMA, the SDEA and/or the Agreement, the terms of the Agreement shall control.

     1.3. Purpose.

          In order to comply with Applicable Laws regarding the investigation and evaluation of Product Complaints (defined below), STIEFEL and DUSA hereby agree, through the implementation of this PCMA, to use mutually agreed-upon guidelines and procedures to receive, evaluate, investigate and resolve all Product Complaints coming to the attention of the Parties relating to any Product distributed in the Territories. For purposes of this PCMA, a Product Complaint ("Product Complaint") is defined as any inquiry from a Third Party that questions the purity, identity, potency, or quality of the Product.

     1.4. Language.

          The Parties hereby agree that all communications shall be in English.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

2. PRODUCT COMPLAINT MANAGEMENT PROCEDURE

     2.1. Product Complaint Notification.

          2.1.1. STIEFEL shall have primary responsibility for fielding Product Complaint calls from customers in the Territory and for responding to the customers with the final resolution of the Product Complaint. Product Complaint calls received directly by DUSA from STIEFEL's customers regarding the Products will be forwarded to STIEFEL's compliance contact designated in Appendix III of the SDEA. Every effort should be made to identify the lot and/or batch number and quantity of Product involved, under what conditions the Product was being administered, the name, model and serial number of the light source used, and the treatment protocol followed, for each Product Complaint in question.

          2.1.2. Any Party receiving a Product Complaint shall notify the other Party by contacting the person(s) listed on the contact list attached hereto as Attachment 1, no later than three (3) working days after receipt of any Product Complaint.

          2.1.3. STIEFEL shall send and cause its sub-distributors to send to DUSA any returned Product Complaint field specimens of the Product for its investigation within ten (10) calendar days of receipt of the Product Complaint with the exception of Product exposed to blood borne pathogens which should not be returned to DUSA.

     2.2. Reporting Contacts.

          2.2.1. Each Party shall report Product Complaint information to the other Party in accordance with the Notices provisions of the Agreement; provided however, that the Parties may establish Product Complaint specific contacts upon mutual, written agreement.

          2.2.2. Each Party shall notify the other Party regarding changes in Product Complaint specific contact information within three (3) working days of the change.

     2.3. Product Complaint Investigation Procedure.

          2.3.1. DUSA shall have primary responsibility for investigating the alleged Product defect or failure that is the cause of the Product Complaint, and report the results to STIEFEL within thirty (30) calendar days of the Product being returned. Such investigations shall attempt to: (1) identify any root causes for the Product Complaint, if any; and (2) identify any corrective and preventative actions, if necessary.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

               In the event that DUSA, either independently or in consultation with STIEFEL, determines that additional physical, chemical, microbial or other evaluation should be conducted by DUSA in relation to an Adverse Event or Product Complaint, DUSA will conduct the necessary evaluation and report the results to STIEFEL within thirty (30) calendar days of receipt of the Product being returned or from the date a decision to investigate is made, which ever is later, based on anticipated standard laboratory turn-around time.

     2.4. Follow-up Reports.

          In the event that DUSA is required under Applicable Laws to report Product Complaints to any Regulatory Authority in the Territories, DUSA shall have the right to request specific follow-up information from STIEFEL, and STIEFEL shall the obligation to provide to DUSA such information as necessary and as reasonably available.

     2.5. Recalls.

          Recalls shall be conducted pursuant to the terms of the SDEA.

3. RETAINED SAMPLES

     3.1. Product Retain Samples.

          DUSA or its approved designee will retain sufficient samples as required by Applicable Laws, or if no such Applicable Law exists, in accordance with best industry practices, from each batch of Product manufactured and supplied to STIEFEL to conduct two (2) complete testings (excluding Microbiology and sterility testing, if applicable) in accordance with the approved specifications for the finished dosage form. These retained samples will be maintained for at least one (1) year beyond the expiry date of the Product.

     3.2. API Retain Samples.

          DUSA will retain sufficient samples of the active pharmaceutical ingredient (the "API") as required by Applicable Laws, or if no such Applicable Law exists, in accordance with best industry practices, from each lot of raw material used in the manufacture of the Products to conduct two (2) complete testings of the material. Retained chemical samples will be maintained for at least one (1) year beyond the expiry date of any Product manufactured from that lot.

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

4. REGULATORY INQUIRIES

          The Parties will notify each other in accordance with Section 2.2 of this PCMA if either Party receives an inquiry from any Regulatory Authority in the Territory concerning any Product Complaint for the Product.

5. CONFIDENTIALITY OF INFORMATION

          DUSA and STIEFEL shall implement all reasonable physical, technical and administrative safeguards to protect Product Complaint information from loss, misuse, and unauthorized access, disclosure, alteration or destruction.

          In addition, DUSA and STIEFEL shall collect, use and disclose Product Complaint information solely for regulatory reporting purposes as required under Applicable Laws, including all applicable privacy and data protection laws, rules, and regulations. Each Party agrees to promptly notify the other of any unauthorized uses or disclosures of such information of which they become aware.

6. RECORD KEEPING

          DUSA and STIEFEL shall both keep all records associated with the receipt, investigation, evaluation and resolution of any Product Complaint for five (5) years.

7. QA AUDITS

          The Parties agree that STIEFEL shall have the right to conduct an audit of DUSA's facilities, documentation and systems relating to: (1) DUSA's Product Complaint investigational systems; and/or (2) DUSA's Adverse Event reporting responsibilities as described in the Safety Data Exchange Agreement between STIEFEL and DUSA. All audits shall be conducted in accordance with the rights and limitations provided in Section 17 of the Agreement.

          STIEFEL will comply with any audit request of DUSA to make available all documents, electronic or paper, and completely answer questions relating to the activities as defined in this PCMA on reasonable advance notice to STIEFEL, and in accordance with Section 17 of the Agreement.

8. INTERPRETATION; MISCELLANEOUS TERMS

     8.1. Interpretative Rules.

          If applicable regulatory requirements change, or there is disagreement regarding the interpretation of any aspect of this PCMA, or either Party requests a review of this PCMA due to issues or conflicts involving legal or regulatory requirements, the Parties agree to review, and

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

renegotiate, as appropriate, the terms of this contract. Otherwise, the Parties also agree to review and revise this PCMA, if necessary, for other mutually agreeable reasons every two years. Renegotiation/review shall be considered complete when STIEFEL and DUSA have mutually agreed to a written PCMA or addendum, and both Parties sign it. There can be no use of any information covered by this PCMA for any purpose not contemplated by this PCMA.

     8.2. Entire Agreement.

          This PCMA supersedes any previous versions, and is effective upon signatures by authorized representatives of both Parties. This PCMA shall remain in effect unless the Parties agree to terminate the PCMA or the Agreement terminates. In the event the PCMA or the Agreement is terminated, the Parties agree to implement the necessary procedures and practices to ensure that any Product Complaint received following the date of such termination is properly investigated.

     8.3. Compliance with Applicable Laws.

          Neither Party shall be required to adhere to any requirement set forth in this PCMA, or take or refrain from taking any action whatsoever that is inconsistent with Applicable Laws, or any international regulatory requirement.

                                      ****

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the date last written below.

STIEFEL LABORATORIES, INC.              DUSA PHARMACEUTICALS, INC.


By: /s/ William Humphries               By: /s/ William F. O'Dell
    ---------------------------------       ------------------------------------
Name and Title: William Humphries       Name and Title: William F. O'Dell
                Chief Commercial                        Executive Vice
                Officer                                 President, Sales and
                                                        Marketing

Date: September 26, 2007                Date: September 26, 2007

         [Signature Page to the Product Complaint Management Agreement]

Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                                  Attachment 1

                                  Contact List

      Customer: STIEFEL LABORATORIES, INC.           Contractor: DUSA PHARMACEUTICALS, INC.
-------------------------------------------------   ---------------------------------------
    Responsibility                Address           Responsibility        Address
-----------------------   -----------------------   --------------   ----------------------
Manufacturing Quality -   Name: [c.i.]            All Matters        [c.i.]
Brazil - SBL              Phone: [c.i.]                              Phone:
                                                                     978.657.7500 Ext. [c.i.]

Manufacturing Quality -   Name: [c.i.]
Mexico - SMX              Phone: [c.i.]

Quality - others          Name: [c.i.]
Latin America             Phone: [c.i.]
Sites                     ext [c.i.]